                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                 April 10, 1997

                      ROBERTS PHARMACEUTICAL CORPORATION
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             (exact name of registrant as specified in its charter)


         NEW JERSEY                 1-1-432               22-2429994
  ----------------------       ----------------        ---------------
  (State or other               (Commission             (IRS Employer
  jurisdiction of               File Number             Identification
  incorporation)                                        Number)


                               Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724
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         (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code:  908-389-1182


                               Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724

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         (Former name or former address, if changed from last report)


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                                     - 2 -

        Item 5.   Other Events
                  ------------

                  Roberts Pharmaceutical Corporation announced that David S. Tierney, M.D., formerly of Elan Pharmaceutical Research Corporation, has joined Roberts as Senior Vice President, Medical and Regulatory Affairs.

        In this newly created position, Dr. Tierney will assume overall responsibility for the drug development program at Roberts which, in recent months, has been significantly expanded with the addition of compounds licensed from Lilly and Pfizer that address potentially large markets.

        Before joining Roberts, Dr. Tierney held senior positions with Elan Pharmaceutical Research where his responsibilities included global clinical development of new compounds in several different therapeutic categories. Most recently he served Elan Pharmaceutical Research as Head of Worldwide Clinical Research and prior to that as Director of Medical Affairs. Dr. Tierney is a graduate of the Medical School of the Royal College of Surgeons, Dublin, Ireland.

        The Company commented that Dr. Tierney possesses an abundance of experience in pharmaceutical product development and his background and experiences should strongly augment Roberts existing staff of professionals and the Company's commitment to bringing new products through development into the market.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ROBERTS PHARMACEUTICAL CORPORATION
                                        ----------------------------------
                                                   (Registrant)


Date: April 11, 1997                 By: /s/ Anthony A. Rascio
                                         ---------------------
                                         Anthony A. Rascio
                                     Vice President